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                                                                       EXHIBIT 5

                       B A S S, B E R R Y & S I M S P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                      1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                 POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                        KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                       TELEPHONE (423) 521-6200
                                                TELECOPIER (423) 521-6234

                               September 15, 1998




O'Charley's Inc.
3038 Sidco Drive
Nashville, TN 37204

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 1991 Stock Option Plan for Outside Directors, as amended (the "Plan"), filed by you with the Securities and Exchange Commission covering 93,750 additional shares of the Company's common stock (the "Common Stock") issuable pursuant to the Plan. In so acting, we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Common Stock, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,



                                   /s/ Bass, Berry & Sims PLC

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